Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282723

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 4, 2024)

EUDA HEALTH HOLDINGS LIMITED

12,500,000

Ordinary Shares

Pursuant to this Prospectus Supplement (this “Prospectus Supplement”) and the accompanying base prospectus (the “Prospectus”), as amended, we are offering in a registered direct offering 12,500,000 ordinary shares (the “Ordinary Shares”).

This Prospectus Supplement should be read in conjunction with the Prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the Prospectus. This Prospectus Supplement is not complete without, and may only be delivered or utilized in connection with, the Prospectus, and any future amendments or supplements thereto.

The Ordinary Shares, are being issued pursuant to this Prospectus Supplement, the accompanying Prospectus, and those certain Securities Purchase Agreements, dated on or about February 24 and 25, 2026, by and between the Company and the accredited investors named therein (the “Investors”).

No placement agent, underwriter, broker or dealer is involved in this offering.

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “EUDA”. On February 27, 2026, the closing price of our Ordinary Shares on the Nasdaq Capital Market was US$0.9747.

Investing in our securities involves a high degree of risk. You should read this Prospectus Supplement and the Prospectus and the documents incorporated by reference herein before you make your investment decision. See “Risk Factors” beginning on page S-4 of the Prospectus, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, to read about risks that you should consider before purchasing shares of our Ordinary Shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise indicated in this Prospectus Supplement or the context otherwise requires, all references to “we”, “us”, “our”, “the Company”, and “EUDA” refer to EUDA Health Holdings Limited and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this Prospectus Supplement or the Prospectus in that jurisdiction. Persons who come into possession of this Prospectus Supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, this offering and the distribution of this Prospectus Supplement and the accompanying Prospectus applicable to that jurisdiction.

The date of this Prospectus Supplement is March 2, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement is a supplement to the accompanying Prospectus that is also a part of this document. This Prospectus Supplement and the accompanying Prospectus are part of a registration statement on Form F-3 (File No. 333-282723) that we filed on October 18, 2024, as amended on October 30, 2024, with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $100 million.

We provide information to you about this offering of our Ordinary Shares in two separate documents that are bound together: (1) this Prospectus Supplement, which describes the specific details regarding this offering; and (2) the accompanying Prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “Prospectus Supplement,” we are referring to both documents combined. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in any document incorporated by reference in this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Prospectus Supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus or any free writing prospectus. We have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus is current as of the date such information is presented, regardless of the time of delivery of this Prospectus Supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference” below.

This Prospectus Supplement and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks, and trade names included or incorporated by reference into this Prospectus Supplement or any related free writing prospectuses are the property of their respective owners.

Unless otherwise indicated in this Prospectus Supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “EUDA” refer to EUDA Health Holdings Limited and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus, and the documents that we incorporate by reference herein and therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended or the Exchange Act. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets, or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

Some of these statements include, among others, statements about:

●	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

●	the ability to grow and manage growth profitably;

●	macro-economic conditions in Singapore, Malaysia, and other Asian countries;

●	the likelihood that the Company may be adversely affected by other economic, business, and/or competitive factors;

●	risks relating to the uncertainty of the projected financial information with respect to the Company;

●	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones;

●	risks relating to the shift in customer’s needs and demands;

●	litigation and regulatory risks, including the diversion of management’s time and attention and the additional costs and demands on the Company’s resources.

You should read this Prospectus Supplement, the accompanying Prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this Prospectus Supplement and the accompanying Prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this Prospectus Supplement, the accompanying Prospectus and any document incorporated herein and therein by reference is accurate as of its date only. We discuss many of these risks, uncertainties, and other important factors in greater detail under the heading “Risk Factors” contained in this Prospectus Supplement and in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. Because the risk factors referred to in this Prospectus Supplement and the accompanying Prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus Supplement, the accompanying Prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Ordinary Shares. You should read this entire Prospectus Supplement and the accompanying Prospectus carefully, including the “Risk Factors” section contained in this Prospectus Supplement and the accompanying Prospectus, our consolidated financial statements, and the related notes thereto and the other documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

Our Company

Founded in 2019 and headquartered in Singapore, EUDA is committed to redefining the delivery of non-invasive healthcare in Singapore, Malaysia and China. The Company targets the rapidly expanding non-invasive healthcare market, aiming to address the region’s evolving healthcare needs through innovative, technology-driven solutions. EUDA Health’s strategy is anchored in wellness services (including the bioenergy cabins therapies, the stem cell therapies and T-cell immunotherapies which have recently become available to EUDA for direct sales), designed to deliver accessible, holistic, and transformative care. In October 2025, CK Health Plus Sdn. Bhd., a majority-owned subsidiary of EUDA, obtained a Direct Selling License in Malaysia which positions EUDA well to accelerate its nationwide rollout of bioenergy capsule centers, expand EUDA Helixé supplement distribution and strengthen synergies across its agent network in Malaysia and Singapore.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), a property management service company that services shopping malls, business office building, or residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities and allows our management services section to expand into new and different verticals of management services in the medical field.

Streamlining of Medical Services – September 2023

In September 2023, the Company decided to streamline its medical service operations by closing down clinics to reduce overhead costs and further loss from operations as the demand in our services were much lower in the post Covid-19 era. This decision to streamline certain medical-related business unit represented a strategic shift that had a major effect on the Company’s medical services financial results, and qualifies as discontinued operations under ASC205-20. For details, see “Note 5 – Discontinued Operations” of consolidated financial statements for the fiscal years ended December 31, 2024, 2023 and 2022 contained in the Company’s annual report on Form 20-F, as amended, which was initially filed with the SEC on April 29, 2025. As a result, the Company’s current primary operations remained with its property management services. However, management is actively seeking new investments and businesses to acquire or develop other healthcare services.

Acquisition of CK Health – May 2024

On May 6, 2024, the Company entered into a Share Purchase Agreement with certain persons named therein (the “Share Purchase Agreement”) for the acquisition of all outstanding shares of Fortress Cove Limited, a British Virgin Islands company which is the sole legal and beneficial owner of the entire share capital of CK Health Plus Sdn Bhd, a Malaysian company (“CK Health”) in the direct sale business of holistic wellness consumer products in Malaysia. Pursuant to the Share Purchase Agreement, we have agreed to acquire the entire issued capital of CK Health for an aggregate consideration of $15.0 million paid in the form of 8,571,428 shares (“Consideration Shares”) based on the $1.75 per share price pursuant to the CK Health Share Purchase Agreement. An additional one million Ordinary Shares will be issued to the persons named in the Share Purchase Agreement if certain financial performance milestones based on CK Health’s net income for the fiscal years 2024 and 2025 are met. The acquisition closed on May 8, 2024. Meng Dong (James) Tan, a significant shareholder of EUDA is also a 40% shareholder of Fortress Cove Limited. For the six months ended June 30, 2025 and for the fiscal year ended December 31, 2024, revenue generated from CK Health accounted for approximately 2.9% and 2.2%, respectively, of our total revenue.

Collaboration Agreement with Key Lock – April 2025

On April 22, 2025, CK Health entered into a collaboration agreement with Guangdong Key Lock Health Management Co., Ltd. (“Key Lock”), an authorized distributor of Guangdong Cell Biotech Co. Ltd. (“Guangdong Cell Biotech”), a prominent player in stem cell therapies and regenerative medicine, that develops autologous cell treatments and tailored medicines for various disorders. It currently has 37 established stem cell and DNA medical treatment facilities in China and presence in Indonesia and Cambodia. Pursuant to the terms of a distribution agreement between Guangdong Cell Biotech and Key Lock dated April 21, 2025, Key Lock is responsible for promoting and selling Guangdong Cell Biotech’s stem cell therapy packages, managing sales, market development and customer support. Pursuant to the collaboration agreement between CK Health and Key Lock, CK Health will purchase from Key Lock certain stem cell therapy services offered by Guangdong Cell Biotech at certain pre-determined prices and market and sell these services in Singapore and Malaysia; and Key Lock will use its commercial endeavours to ensure proper stem cell therapy services received by EUDA customers at one of Guangdong Cell Biotech’s treatment centers in China. This collaboration agreement is terminable by either party with one month’s notice of termination.

Property Management Services

EUDA’s sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales, and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of EUDA’s property management service and security service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase EUDA’s service offerings.

Furthermore, EUDA implements various incentive measures to encourage the sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of EUDA’s resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide EUDA’s Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. EUDA continually seeks business cooperation opportunities with third-party merchants to enhance the width and depth of its services.

Revenues from EUDA’s property management services increased from approximately $1.9 million for the six months ended June 30, 2024 to approximately $2.1 million for the six months ended June 30, 2025, and from approximately $3.7 million for the year ended December 31, 2023, to approximately $3.9 million for the year ended December 31, 2024. EUDA generates revenue primarily from services in connection with property management service fees. Property management service fees are obtained from contractually recurring revenue from common area management and security management services which it provides to retail and residential properties.

Organizational Structure

The following diagram illustrates our current corporate structure:

Executive Offices

Our headquarters are located in Singapore, where we leased one principal executive office. Our corporate headquarters is located at 60 Kaki Bukit Place, #03-01 Eunos Techpark, Singapore 415979. Our website address is https://eudahealth.com/. The information contained on, or that can be accessed through, our website is not a part of this Prospectus Supplement or the accompanying Prospectus.

THE OFFERING

Ordinary Shares to be issued and outstanding after this offering	50,307,491 Ordinary Shares.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$3,692,000 from this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including possible acquisitions or the expansion of our business and working capital. See “Use of Proceeds.”

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EUDA.”

Transfer Agent	Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-5 of this Prospectus Supplement as well as the risks identified in documents that are incorporated by reference in this Prospectus Supplement.

The calculations above are based on 50,307,491 Ordinary Shares which will be issued and outstanding after this offering, and exclude the following:

●	37,516 Ordinary Shares issuable upon conversion of convertible notes in the aggregate principal amount of $54,089 as of March 2, 2026 at a weighted-average exercise price of $1.44 per share; and

●	4,458,625 Ordinary Shares issuable upon exercise of an aggregate of 8,917,250 outstanding warrants at a weighted-average exercise price of $11.50 per share.

RISK FACTORS

Investment in our Ordinary Shares involves risks. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on April 29, 2025, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risk Factors Related to Our Business

Our plan to engage third parties in an effort to establish longevity clinics in China may not materialize or succeed.

There is no assurance that we will be able to successfully execute our current strategy which is focused on establishing a longevity clinic in Shenzhen, China to distribute our products and services through one or more third parties. At this time, EUDA has not entered into any legally binding agreements with any party for such longevity clinic. Even if such agreement is executed, there is no assurance that EUDA or any of its contracting third parties will be able to obtain the requisite government approvals required for the establishment of such clinics, and even so, without significant delay. There is significant execution and operational risk. Even if a longevity clinic is established, there can be no assurance that EUDA will benefit from its arrangement with one or more third parties to achieve its intended objectives or generate expected benefits. If the clinic underperforms or the strategy fails to attract patients and generate revenue, EUDA could incur substantial financial losses, which may negatively affect cash flow, profitability, and overall investment value. Any failure in the aforementioned could have a material adverse effect on our business and results of operations.

There is no assurance that we will be able to successfully launch or benefit from an integrated digital health and rewards platform or that a utility cryptocurrency can be used on such platform.

There can be no assurance that we will be able to successfully create an integrated digital health and rewards platform, or that a utility cryptocurrency can be used on such platform. The previously announced QB coins are still being developed by a third party, and we cannot predict or assure you whether or when the QB coins will be available for use in EUDA’s digital health and wellness ecosystem. Even if such QB coins become available for use by EUDA, there can be no assurance that the use of QB coins will achieve its intended objectives or generate expected benefits. Any failure in the aforementioned could have a material adverse effect on our business and results of operations.

Risks Associated with this Offering

Raising additional capital will be difficult and may cause dilution to our shareholders and restrict our operations.

We expect to finance our cash needs to fund the operation of our newly acquired businesses and for our working capital. Although we have been able to obtain funding from outside sources in the last year, we cannot be certain that we will be able to continue to do so or to obtain additional financing on favorable terms.

To the extent that we raise additional capital through the sale of equity or convertible debt, our shareholders’ ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect shareholder rights. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including possible acquisitions or the expansion of our business and working capital. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline. See “Use of Proceeds” for further information.

Sales of a significant number of shares of our Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Ordinary Shares.

Sales of a substantial number of shares of our Ordinary Shares in the public markets could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Ordinary Shares would have on the market price of our Ordinary Shares.

Our failure to meet the Nasdaq listing requirements could result in a delisting our Ordinary Shares.

If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our Ordinary Shares. Such a delisting would likely have a negative effect on the price of our Ordinary Shares and would impair our stockholders’ ability to sell or purchase Ordinary Shares when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to regain compliance with listing requirements would allow our Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of our Ordinary Shares, or prevent future non-compliance with Nasdaq listing requirements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $3,692,000 from this offering. We intend to use the net proceeds from this offering for general corporate purposes, including possible acquisitions or the expansion of our business and working capital. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this Prospectus Supplement, we have not entered into any agreements or arrangements which would make any acquisition or investment probable.

Our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we may invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

DILUTION

The net tangible book value of our Ordinary Shares as of June 30, 2025, was approximately $(4.0) million, or approximately $(0.11) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of Ordinary Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Ordinary Shares in this offering and the net tangible book value per share of our Ordinary Shares immediately afterwards.

After deducting estimated offering expenses of approximately $58,000, our net tangible book value as of June 30, 2025, would have been approximately $(0.3) million, or $(0.01) per share. This represents an immediate increase in net tangible book value of $0.10 per share to existing stockholders and an immediate dilution of $0.31 per share to new investors purchasing Ordinary Shares in this offering.

Offering price per share		$0.30
Net tangible book value per share as of June 30, 2025	(0.11)
Increase per share attributable to new investors after giving effect to the offering	0.10
As adjusted net tangible book value per share after this offering		(0.01)
Dilution in net tangible book value per share to new investors		$0.31

The calculations above are based on 50,307,491 Ordinary Shares which will be issued and outstanding after this offering, and exclude the following:

●	37,516 Ordinary Shares issuable upon conversion of convertible notes in the aggregate principal amount of $54,089 as of March 2, 2026 at a weighted-average exercise price of $1.44 per share; and

●	4,458,625 Ordinary Shares issuable upon exercise of an aggregate of 8,917,250 outstanding warrants at a weighted-average exercise price of $11.50 per share.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

	As of June 30, 2025
	Actual	As Adjusted (unaudited)	Pro forma as Adjusted (unaudited)
Shareholders’ Equity
Ordinary shares, unlimited authorized, 37,156,382 shares issued and outstanding, actual and 39,807,491 shares issued and outstanding, pro forma adjusted	47,829,228	3,750,000	51,579,228
Accumulated deficit	(51,304,427)	(58,000)	(51,362,427)
Accumulated other comprehensive loss	(234,366)	-	(234,366)
Total shareholders’ deficit	(3,709,565)	3,692,000	(17,565)
Noncontrolling interest	(16,755)	-	(16,755)
Total shareholders’ deficit	(3,726,320)	3,692,000	(34,320)

You should read this capitalization table in conjunction with Use of Proceeds, the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Securities” beginning on page 9 of the accompanying Prospectus.

We are authorized to issue unlimited number of Ordinary Shares with no par value each.

As of the date of this Prospectus Supplement, there were 37,807,491 Ordinary Shares outstanding.

PLAN OF DISTRIBUTION

We are offering, in a registered direct offering to certain accredited investors (the “Investors”), 12,500,000 Ordinary Shares pursuant to the terms of that certain Securities Purchase Agreements (the “SPA”), dated February 24 and 25, 2026, by and between the Company and the Investors.

The Ordinary Shares are offered directly to the Investors without a placement agent, underwriter, broker or dealer. We estimate the total expenses of this offering payable by us will be approximately $58,000.

The form of SPA is included as an exhibit to our Current Report on Form 6-K that we filed with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

The Investors may sell some, all or none of such Ordinary Shares. We do not know how long the Investors will hold any such Ordinary Shares before selling them, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Investors regarding the sale or other disposition of any such Ordinary Shares. In addition, except as otherwise disclosed herein, the Investors do not have, and within the past three years has not had, any position, office or other material relationship with us.

The Investors (which includes the pledgees, donees, transferees, assignees, successors and others who later come to hold any of Ordinary Shares as a result of a transfer not involving a public sale by the Investors) may offer and sell such Ordinary Shares at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Investors of any such Ordinary Shares. If any such Ordinary Shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The Investors may use any one or more of the following methods when disposing of any such Ordinary Shares or interests therein:

1. on any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Ordinary Shares may be listed or quoted at the time of sale;

2. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

3. one or more underwritten offerings;

4. block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

5. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

6. an exchange distribution in accordance with the rules of the applicable exchange;

7. privately negotiated transactions;

8. short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

9. through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

10. in any combination of the above or by any other legally available means.

The Investors may, from time to time, pledge or grant a security interest in some of the Ordinary Shares and, if the Investor defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. In connection with the sale of any such Ordinary Shares or interests therein, the Investor may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Ordinary Shares in the course of hedging the positions they assume. The Investor may also sell our Ordinary Shares short and deliver any such Ordinary Shares to close out their short positions.

The Investor also may resell the Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that Rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The transfer agent for our Ordinary Shares is Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

LEGAL MATTERS

The validity of the Ordinary Shares and other legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Loeb & Loeb LLP, New York, New York, will be passing on matters of United States law for us with respect to the securities offered hereby.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2024, has been audited by J&S Associate PLT and the consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2023, has been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, each as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act on October 18, 2024, as amended on October 30, 2024, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this Prospectus Supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this Prospectus Supplement:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 29, 2025;
●	Current Reports on Form 6-K filed on June 2, June 24, August 6, August 8, August 26, August 28, September 4, September 10, September 22, October 1, October 3, October 20, October 23, October 28, November 17, December 4, December 5, December 8, December 19, December 22, December 23, December 29, and December 30, 2025; and January 7, January 13, January 13, and January 15, 2026.
●	The description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on July 27, 2021, including any amendments or reports filed for the purpose of updating the description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Prospectus Supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, including all such reports filed after the date of this Prospectus Supplement until the completion or termination of the offering of the securities made by this Prospectus Supplement. Information in such future filings updates and supplements the information provided in this Prospectus Supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this Prospectus Supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this Prospectus Supplement, including exhibits to these documents. You should direct any requests for copies to:

EUDA Health Holdings Limited

60 Kaki Bukit Place, #03-01

Eunos Techpark

Singapore 415979

Telephone: 65-6327-1110

Attention: Alfred Lim

EUDA HEALTH HOLDINGS LIMITED

12,500,000

Ordinary shares

PROSPECTUS SUPPLEMENT

The date of this Prospectus Supplement is March 2, 2026